HOTCHKIS & WILEY FUNDS
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the _____ day of October, 2012, to the Fund Administration Servicing Agreement, dated as of February 18, 2005, as amended February 8, 2006, August 23, 2006, January 1, 2008, February 5, 2009, May 12, 2010 and November 17, 2010 (the “Fund Administration Agreement”), is entered into by and between HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Fund Administration Agreement; and

WHEREAS, the parties desire to amend the funds and the fees of the Fund Administration Agreement; and

WHEREAS, Section 6 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree that Amended Exhibit A and Amended Exhibit B of the Fund Administration Agreement are superseded and replaced with Amended Exhibit A and Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS & WILEY FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Anna Marie Lopez	By:	/s/ Michael R. McVoy
Printed Name:	Anna Marie Lopez	Printed Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

Amended Exhibit A to the
Fund Administration Servicing Agreement

Fund Names

Separate Series of HOTCHKIS & WILEY FUNDS

Name of Series	Date Added
Hotchkis & Wiley Value Opportunities Fund	12-31-2002
Hotchkis & Wiley Diversified Value Fund	08-24-2004
Hotchkis & Wiley Large Cap Value Fund	10-19-2001
Hotchkis & Wiley Mid-Cap Value Fund	10-19-2001
Hotchkis & Wiley Small Cap Value Fund	10-19-2001
Hotchkis & Wiley High Yield Fund	03-31-2009
Hotchkis & Wiley Capital Income Fund	12-31-2010
Hotchkis & Wiley Global Value Fund	on or after 12-31-2012

Amended Exhibit B to the Fund Administration Servicing Agreement
HOTCHKIS & WILEY FUNDS

FUND ADMINISTRATION & COMPLIANCE SERVICES HOTCHKIS & WILEY FUNDS (except Hotchkis & Wiley Capital Income Fund and Hotchkis & Wiley Global Value Fund) FEE SCHEDULE Effective January 1, 2011

Fund Complex Annual Basis Point Fees*:

Annual fee based upon assets for the Fund complex

♦  [  ] basis points on the first $[  ]
♦  [  ] basis points on the next $[  ]
♦  [  ] basis points on the next $[  ]
♦  [  ] basis points on the next $[  ]
♦  [  ] basis points on the balance over $[  ]

Plus System Charges of [  ] basis points (Capped at $[  ] annually; will be billed quarterly)

*Subject to change with changes in the number of funds and/or classes, as mutually agreed upon in writing by the Trust and USBFS.

Advisor Information Source Web Portal
•  $[  ]  /fund/month (fee waived)
•  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Fees are billed monthly in arrears

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement
HOTCHKIS & WILEY FUNDS

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE – for ALL HOTCHKIS & WILEY FUNDS Effective January 1, 2013

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ $[  ] additional minimum

Additional Services
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $[  ] /project
▪ Subsequent new share class launch – $[  ] /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
▪ Expedited filings – as negotiated based upon specific requirements
▪ Asset conversion – as negotiated based upon specific requirements
▪ Fulcrum fee – as negotiated based upon specific requirements
▪ Exemptive applications – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Fund and/or Sub-Advisor Performance Reporting
▪ Performance Service – $[  ] /CUSIP per month
▪ Setup – $[  ] /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $[  ] setup /FTP site

Daily Compliance Services (Charles River)
▪ Base fee – $[  ] /fund per year
▪ Setup – $[  ] /fund group
▪ Data Feed  – $[  ] /security per month

Section 15(c) Reporting
▪ $[  ] /fund per report – first class
▪ $[  ] /additional class report

Equity Attribution (Morningstar Direct)
▪ Fees are dependent upon portfolio makeup

Bookmark Electronic Board Book Portal
▪ USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪ Features password-protected, encrypted servers with automatic failover.
▪ Training and ongoing system support.
▪ Accessible from your smart phone or iPad.
▪ Allows multiple users to access materials concurrently.
▪ Searchable archive.
▪ Ability to make personal comments.

Annual Fee
▪ [  ] - [  ] users - $[  ] (includes [  ] GB of storage)
▪ [  ] - [  ] users - $[  ]
▪ [  ]   - [  ] users - $[  ]
▪ [  ]   - [  ]   users - $[  ]

Additional Storage
▪ [  ]   GB included in annual charge
▪ $[  ]   for each additional [  ]   GB of storage

Amended Exhibit B (continued) to the Fund Administration Agreement
HOTCHKIS & WILEY FUNDS

Hotchkis & Wiley Capital Income Fund

FUND ACCOUNTING/FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective December 31, 2010

Annual base fee (up to [  ]   cusips)*: $[  ]

*Annual base fee waived for the first [  ] months of fund operations.  After the first [  ] months, the following tiered fee schedule applies during months [  ] through [  ] of fund operations:

[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]  and beyond

*Subject to change with changes in the number of classes.

Advisor Information Source Web Portal (Monthly fee included in annual base fee schedule)
·     $[  ]   /fund/month
•     Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement
HOTCHKIS & WILEY FUNDS

Hotchkis & Wiley Global Value Fund

FUND ACCOUNTING/FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective January 1, 2013

Annual base fee (up to [  ]   cusips)*: $[  ]

*Annual base fee waived for the first [  ] months of fund operations.  After the first [  ] months, the following tiered fee schedule applies during months [  ] through [  ] of fund operations:

[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]
[  ]  % of base fee in month [  ]  and beyond

*Subject to change with changes in the number of classes.

Advisor Information Source Web Portal (Monthly fee included in annual base fee schedule)
•     $[  ]   /fund/month
•     Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.